CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-25997 (Kinder Morgan Energy Partners, L.P.), 333-25995 (First Union and Kinder Morgan G.P., Inc.), and 333-46709 (VRED Exchange).



                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Houston, Texas
March 30, 1998